UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934
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Preliminary Information Statement

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Definitive Information Statement

Angi Inc.

(Name of Registrant as Specified in Its Charter)
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Fee computed on table in exhibit required by Item 25(b) of Schedule 14A (17 CFR 240.14a-101) per Item 1 of this Schedule and Exchange Act Rules 14c-5(g) and 0-11

PRELIMINARY COPY, SUBJECT TO COMPLETION, DATED FEBRUARY 5, 2025
Angi Inc.
3601 Walnut Street, Suite 700
Denver, Colorado 80205
NOTICE OF ACTION BY WRITTEN CONSENT OF STOCKHOLDERS AND INFORMATION STATEMENT
WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY.
To Our Stockholders:
This notice of written consent and information statement (the “Information Statement”) is being furnished to the holders of record of the Class A common stock, par value $0.001 per share (“Class A Common Stock”), of Angi Inc. (the “Company” or “Angi”) as of the close of business on February 14, 2025 (the “Record Date”), to inform such holders that a subsidiary of IAC Inc. (“IAC”), the holder of a majority of the voting power of the outstanding shares of the Class A Common Stock and the Class B common stock, par value $0.001 per share, of the Company (“Class B Common Stock” and, together with the Class A Common Stock, the “Common Stock”), voting as a single class, acting by written consent in lieu of a meeting, has approved the adoption of certain amendments (the “Amendments”) to the Company’s amended and restated certificate of incorporation (the “Charter”) (such approval, which will be effective on February 14, 2025, the “Stockholder Consent”). The Amendments have been approved in connection with the proposed distribution (the “Distribution”) of all of the shares of Angi capital stock held by IAC to holders of IAC capital stock. If the Distribution is completed, Angi will cease to be a “controlled company” as defined under The Nasdaq Global Select Market (“Nasdaq”) listing rules.
The Amendments:
a)
provide for the board of directors of the Company (the “Board”) to be classified until the Company’s 2032 annual meeting of stockholders;

b)
provide that Angi stockholders must take action at a meeting and may not act by written consent in lieu of a meeting;

c)
opt in to the Delaware statutory provision (Section 203 of the General Corporation Law of the State of Delaware (the “DGCL”)) relating to limitations on business combinations with interested stockholders (the Amendments in (a)-(c), the “Distribution Amendments”); and

d)
provide for a reverse stock split (the “Reverse Stock Split”) of the shares of outstanding Class A Common Stock and Class B Common Stock at a ratio of one-for-ten (the “Reverse Stock Split Amendment”).

The Distribution Amendments will become effective only if the Distribution is completed. The Company intends to cause the Reverse Stock Split Amendment to become effective, and accordingly, effect the Reverse Stock Split, prior to the completion of the Distribution, and whether or not the Distribution is abandoned.
The Stockholder Consent constitutes the vote necessary to approve the Amendments under the DGCL and the Company’s Charter. In connection with the Distribution Amendments, the Board has also approved a proposed amendment to the Company’s amended and restated bylaws (the “Bylaws” and, together with the Charter, the “Organizational Documents”), subject to the completion of the Distribution, to provide that vacancies and newly created directorships may be filled only by the vote of a majority of the remaining directors elected by the stockholders who vote on such directorship (even if less than a quorum), and no stockholder vote is required to approve such amendment. The Information Statement is being furnished to the holders of outstanding shares of Class A Common Stock as of the Record Date, pursuant to (i) Section 228 of the DGCL, which requires that notice of action by written consent of stockholders be provided to non-consenting stockholders, and (ii) Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules thereunder, solely for the purpose of informing Angi stockholders other than IAC of this corporate action before it takes effect. The Information Statement is not being furnished to the holders of Class B Common Stock because IAC is the only holder of outstanding shares of Class B Common Stock as of the Record Date and has consented to the Amendments through the Stockholder Consent.
The Distribution Amendments will become effective on the date that the Certificate of Amendment to the Amended and Restated Certificate of Incorporation reflecting the Distribution Amendments is filed with the Secretary of State of the State of Delaware (or a later date specified therein), which may be no earlier than the later of the completion of the Distribution and twenty (20) calendar days following the mailing of the Information Statement in accordance with Rule 14c-2 under the Exchange Act. The Reverse Stock Split Amendment will become effective on the date that the Certificate of Amendment to the Amended and Restated Certificate of Incorporation reflecting the Reverse Stock Split Amendment is filed with the Secretary of State of the State of Delaware (or a later date specified therein), which may be no earlier than twenty (20) calendar days following the mailing of the Information Statement in accordance with Rule 14c-2 under the Exchange Act. The Information Statement will first be mailed to stockholders on or about February [•], 2025. The entire cost of furnishing this Information Statement will be borne by the Company.
We encourage you to read the Information Statement. Although you will not have an opportunity to vote on the approval of the Amendments, the Information Statement contains important information about the Amendments. A copy of the Certificate of Amendment to the Amended and Restated Certificate of Incorporation reflecting the Reverse Stock Split Amendment is set forth in Exhibit A to the Information Statement, and a copy of the Certificate of Amendment to the Amended and Restated Certificate of Incorporation reflecting the Distribution Amendments is set forth in Exhibit B to the Information Statement.
BY ORDER OF THE BOARD OF DIRECTORS,
Joey Levin
Chairman of the Board
February [•], 2025

INFORMATION STATEMENT
Angi Inc.
3601 Walnut Street, Suite 700
Denver, Colorado 80205
WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY.
THE ACCOMPANYING MATERIAL IS BEING PROVIDED TO YOU FOR INFORMATIONAL PURPOSES ONLY. NO VOTE OR OTHER ACTION FROM YOU IS REQUIRED IN CONNECTION WITH THE MATTERS DESCRIBED IN THIS INFORMATION STATEMENT.
This information statement (the “Information Statement”) is being furnished to the holders of record of the Class A common stock, par value $0.001 per share (“Class A Common Stock”) of Angi Inc. (the “Company” or “Angi”) as of the close of business on February 14, 2025 (the “Record Date”), to inform such holders that a subsidiary of IAC Inc. (“IAC”), the holder of a majority of the voting power of the outstanding shares of the Class A Common Stock and the Class B common stock, par value $0.001 per share, of the Company (“Class B Common Stock” and, together with the Class A Common Stock, the “Common Stock”), voting as a single class, acting by written consent in lieu of a meeting, has approved the adoption of certain amendments (the “Amendments”) to the Company’s amended and restated certificate of incorporation (the “Charter”) (such approval, which will be effective on February 14, 2025, the “Stockholder Consent”). The Amendments have been approved in connection with the proposed distribution (the “Distribution”) of all of the shares of Angi capital stock held by IAC to holders of IAC capital stock. If the Distribution is completed, Angi will cease to be a “controlled company” as defined under The Nasdaq Global Select Market (“Nasdaq”) listing rules.
The Amendments:
a)
provide for the board of directors of the Company (the “Board”) to be classified until the Company’s 2032 annual meeting of stockholders;

b)
provide that Angi stockholders must take action at a meeting and may not act by written consent in lieu of a meeting;

c)
opt in to the Delaware statutory provision (Section 203 of the General Corporation Law of the State of Delaware (the “DGCL”)) relating to limitations on business combinations with interested stockholders (the Amendments in (a)-(c), the “Distribution Amendments”); and

d)
provide for a Reverse Stock Split of the shares of outstanding Class A Common Stock and Class B Common Stock at a ratio of one-for-ten (the “Reverse Stock Split Amendment”).

The Distribution Amendments will become effective only if the Distribution is completed. The Company intends to cause the Reverse Stock Split Amendment to become effective, and accordingly, effect the Reverse Stock Split, prior to the completion of the Distribution, and whether or not the Distribution is abandoned.
The Stockholder Consent constitutes the vote necessary to approve the Amendments under the DGCL and the Charter. In connection with the Distribution Amendments, the Board has also approved a proposed amendment to the Company’s amended and restated bylaws (the “Bylaws” and, together with the Charter, the “Organizational Documents”), subject to the completion of the Distribution, to provide that vacancies and newly created directorships may be filled only by the vote of a majority of the remaining directors elected by the stockholders who vote on such directorship (even if less than a quorum), and no stockholder vote is required to approve such amendment. The Information Statement is being furnished to the holders of outstanding shares of Class A Common Stock as of the Record Date, pursuant to (i) Section 228 of the DGCL, which requires that notice of action by written consent of stockholders be provided to non-consenting stockholders, and (ii) Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules thereunder, solely for the purpose of informing Angi stockholders other than IAC of this corporate action before it takes effect. The Information Statement is not being furnished to the holders of Class B Common Stock, because IAC is the only holder of outstanding shares of Class B Common Stock as of the Record Date and has consented to the Amendments through the Stockholder Consent.
The Distribution Amendments will become effective on the date that the Certificate of Amendment to the Amended and Restated Certificate of Incorporation reflecting the Distribution Amendments is filed with the Secretary of State of the State of Delaware (or a later date specified therein), which may be no earlier than the later of the completion of the Distribution and twenty (20) calendar days following the mailing of the Information Statement in accordance with Rule 14c-2 under the Exchange Act. The Reverse Stock Split Amendment will become effective on the date that the Certificate of Amendment to the Amended and Restated Certificate of Incorporation reflecting the Reverse Stock Split Amendment is filed with the Secretary of State of the State of Delaware (or a later date specified therein), which may be no earlier than twenty (20) calendar days following the mailing of the Information Statement in accordance with Rule 14c-2 under the Exchange Act. The Information Statement will first be mailed to stockholders on or about February [•], 2025. The entire cost of furnishing this Information Statement will be borne by the Company.
Reasons for and Effects of the Distribution Amendments
On January 13, 2025, IAC announced that its board of directors approved a plan to spin off IAC’s ownership stake in Angi to IAC stockholders. IAC intends to effect the spin-off through a special dividend to the holders of its outstanding capital stock of all of the Class A Common Stock owned by IAC (the “Distribution”). Prior to the effective time of the Distribution and pursuant to the Charter, IAC intends to voluntarily convert all of the shares of Class B Common Stock that it owns to shares of Class A Common Stock. The completion of the Distribution remains subject to conditions and to the final approval of the IAC board of directors, and may not be completed, on the anticipated terms or at all. If the Distribution is not completed, the Distribution Amendments will be abandoned and will not become effective. In addition, the Board retains the right to abandon any or all of the Distribution Amendments at any time prior to their effectiveness.
If the Distribution is completed, IAC will no longer be the majority stockholder of the Company, and Angi will cease to be a “controlled company” as defined under the Nasdaq listing rules. As a result, the Board has unanimously determined that it is advisable and in the best interests of the Company and its stockholders to, subject to the Distribution being effected, amend the Charter to reflect the Distribution Amendments as set forth in the Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company attached hereto as Exhibit B. More specifically:
Classified Board
The classified board structure that would be implemented pursuant to the Distribution Amendments provides that, until the Angi annual stockholder meeting in 2032, the Board will be divided into three classes. The first term of office for the Class I directors will expire at Angi’s 2025 annual meeting of stockholders. The first term of office for the Class II directors will expire at Angi’s 2026 annual meeting of stockholders. The first term of office for the Class III directors will expire at Angi’s 2027 annual meeting of stockholders. At each annual meeting of stockholders commencing with Angi’s 2025 annual meeting, the directors of the class to be elected at such annual meeting shall be elected for a three-year term; provided that commencing with Angi’s 2030 annual meeting of stockholders, (a) the directors of the class to be elected at Angi’s 2030 annual meeting shall be elected for a term expiring at the next annual meeting of stockholders, and (b) the directors of the classes to be elected at Angi’s 2031 annual meeting shall be elected for a term expiring at the next annual meeting of stockholders. Commencing with Angi’s 2032 annual meeting of stockholders, all directors will be elected annually and for a term of office to expire at the next annual meeting of stockholders, and the Board will thereafter no longer be divided into classes.
If the Distribution Amendments become effective, the classified board structure would be applicable to every election of directors until Angi’s 2032 annual meeting of stockholders. In addition, vacancies which occur during the year may be filled only by the Board and any director elected to fill such vacancy shall hold office for a term that coincides with the term of the class into which the director is elected for the remainder of the full term. Under the DGCL, for so long as the Board is classified, removal of directors will be only for cause.

A classified board renders it difficult for a hostile bidder or activist investor to rapidly replace an entire board. It would take multiple election cycles for a hostile bidder or activist to gain control of the Board. Under the single-class structure of the Board as currently in effect, stockholders may replace a majority of the Board at any given election year. If the Distribution Amendments become effective and the classified board structure goes into effect, it would take at least two years to replace a majority of the Board, protecting the interests of minority stockholders by preventing any single investor or group from quickly reshaping the Board.
Further, a classified board structure provides the Board with time to adequately consider a takeover bid in addition to the ability to fend off coercive offers or hostile takeover attempts. The Board believes that this additional time also serves the best interests of the Company and its stockholders by encouraging potential acquirors to negotiate with the Board rather than act unilaterally. The Board believes that under most circumstances it will be able to obtain the best terms for the Company and its stockholders if it is in a position to negotiate effectively on their behalf.
No Stockholder Action by Written Consent
The Distribution Amendments would eliminate the ability of Angi’s stockholders to act other than at a duly noticed and convened annual or special meetings of stockholders. Eliminating the ability of stockholders to act by written consent ensures that corporate decisions will be made at duly held stockholder meetings with relevant materials distributed to all stockholders. A properly noticed meeting also provides stockholders time to consider the matter prior to casting their votes. In addition, limiting the ability of stockholders to act by written consent renders it more difficult for a hostile bidder or activist investor to gather support without the Company (or other stockholders) knowing in regard to a major corporate change that may not align with the long-term strategic goals of the Company, and can deter opportunistic takeovers or activist campaigns that are not in the best interests of the Company’s other stockholders.
Delaware Business Combination Statute Opt-In
In general, DGCL Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the time the person became an interested stockholder, unless the “business combination” or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns or within three years prior to the determination of interested stockholder status, did own, 15% or more of a corporation’s voting stock.
DGCL Section 203 is designed to encourage persons desiring to purchase more than 15% of the Company’s stock to engage in discussions with the Board prior to doing so. It provides the Board with negotiating leverage with such stockholders and increases the likelihood of negotiated acquisitions or transaction with such stockholders.
The Charter currently contains a provision opting out of DGCL Section 203 (the “Section 203 Opt-out provision”). Accordingly, DGCL Section 203 is not currently applicable to Angi. The Distribution Amendments, if they become effective, would delete the Section 203 Opt-out provision. Since Angi has a class of securities listed on a national securities exchange, Section 203 will become applicable to the Company once the Distribution Amendment removing the Section 203 Opt-out provision becomes effective.
Reasons for and Effects of the Reverse Stock Split Amendment
Reasons for the Reverse Stock Split Amendment.   The Board considered various factors in connection with approving the Reverse Stock Split Amendment. The primary purposes of the Reverse Stock Split include improving the perception of the Class A Common Stock as an investment security and decreasing price volatility for the Class A Common Stock, as currently small price movements may cause relatively large percentage changes in the stock price. The Board considered that any resulting increase in the per share price of the Class A Common Stock following the Reverse Stock Split could encourage increased investor interest in the stock and promote greater liquidity for holders of the Class A Common Stock, although they noted that there was no assurance that the Reverse Stock Split would cause any such increase.
The Board also considered that many brokerage houses and institutional investors have internal policies and practices that prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers, further limiting the liquidity of low-priced stock. These factors could result in lower prices and larger spreads in the bid and ask prices for the stock. Additionally, investors may be dissuaded from purchasing lower priced stocks because the brokerage commissions, as a percentage of the total transaction, tend to be higher for such stocks. Moreover, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of lower priced stocks. A greater price per share of Class A Common Stock could allow a broader range of institutions to invest in the stock and permit Class A Common Stock to qualify for institutional investors’ investment indices and investment guidelines.
Further, while increasing the trading price of Class A Common Stock is not necessary from a Nasdaq compliance standpoint at this time, low-priced stocks that trade at or below the minimum price required by Nasdaq rules for a certain period of time are at risk of delisting. A reverse stock split could help avoid that outcome, depending on the resulting stock price.
The Board also considered various risks associated with effecting the Reverse Stock Split, including that it may not result in a sustained increase in the price of Class A Common Stock (including as a result of other factors such as the Company’s financial results, market conditions and the market perception of the business), and the other risks discussed further below. In addition, the other potential benefits of the Reverse Stock Split as noted above may not occur.
After considering these factors, the Board has unanimously determined that it is advisable and in the best interests of the Company and its stockholders to amend the Charter to permit the Reverse Stock Split Amendment as set forth in the Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company attached hereto as Exhibit A. The Company intends to cause the Reverse Stock Split Amendment to become effective, and accordingly to effect the Reverse Stock Split, prior to the completion of the Distribution, and whether or not the Distribution is abandoned. The Board retains the right to abandon the Reverse Stock Split Amendment at any time prior to its effectiveness.
General Effects and Risks.   If the Board determines to proceed with effecting the Reverse Stock Split and the Company files the Certificate of Amendment to the Amended and Restated Certificate of Incorporation reflecting the Reverse Stock Split Amendment with the Secretary of State of the State of Delaware, the Charter will provide for a reverse stock split of the outstanding shares of Class A Common Stock and Class B Common Stock at a ratio of one-for-ten such that each ten shares of such Class A Common Stock outstanding will be automatically combined into one new share of Class A Common Stock and each ten shares of such Class B Common Stock outstanding will be automatically combined into one new share of Class B Common Stock.
The number of authorized shares of the Class A Common Stock and Class B Common Stock will not be changed by the Reverse Stock Split. Although the Reverse Stock Split will not have any dilutive effect on the Company’s stockholders, the Reverse Stock Split will reduce the proportion of shares owned by Angi stockholders relative to the number of shares authorized for issuance, resulting in an effective increase in the relative number of authorized shares of Class A Common Stock or Class B Common Stock available for issuance in the discretion of the Board. The Board from time to time may deem it to be in the Company’s best interests to enter into transactions and other ventures that may include the issuance of shares of Class A Common Stock or Class B Common Stock. If the Board authorizes the issuance of additional shares of Class A Common Stock or Class B Common Stock subsequent to the Reverse Stock Split, the dilution to the ownership interest and/or voting power of the Company’s existing stockholders may be greater than would occur had the Reverse Stock Split not been effected.
If the Reverse Stock Split Amendment becomes effective and the Reverse Stock Split is effected, each Angi stockholder will own a lower number of shares than they currently own. Except for minor adjustments that may result from the treatment of fractional shares as described below, the Reverse Stock Split will not have any dilutive effect on Angi stockholders since each stockholder will hold the same percentage of Angi’s outstanding capital stock as such stockholder held immediately prior to the effectiveness of the Reverse Stock Split.
While one rationale for the Reverse Stock Split is to increase the trading price of the Class A Common Stock, the Reverse Stock Split may not increase the per share trading price of a share of Class A Common Stock in proportion to the reduction in the number of shares of Class A Common Stock outstanding or result in any permanent increase in the per share trading price of a share of Class A Common Stock (which depends on many factors, including our performance, prospects, market conditions and other factors that may be unrelated to the number of outstanding shares). In addition, the lower number of shares of Class A Common Stock outstanding as a result of the Reverse Stock Split may cause the trading market for shares of Class A Common Stock to become less liquid, which could have an adverse effect on the price of Class A Common Stock.
If the Reverse Stock Split is effected and the per share trading price of Class A Common Stock declines, the percentage decline as an absolute number may be greater than would occur in the absence of the Reverse Stock Split. In addition, the Reverse Stock Split will likely increase the number of holders of Class A Common Stock who own odd lots of less than 100 shares. Stockholders who hold odd lots typically will experience an increase in the cost of selling their shares, as well as possible greater difficulty in effecting such sales.
Effects on Equity Compensation Arrangements.   If the Reverse Stock Split becomes effective, it will have the following effects on Angi’s equity compensation arrangements:
•
the per share exercise price of any outstanding stock options would be increased proportionately, by a multiple of ten and rounded up to the nearest cent, and the number of shares issuable under outstanding stock options, restricted stock units and all other outstanding equity-based awards would be reduced proportionately, by a multiple of ten, except that any fractional shares resulting from such reduction will be rounded down to the nearest whole share;

•
the number of shares of Class A Common Stock authorized for future issuance under Angi’s equity plans would be proportionately reduced and other similar adjustments would be made under Angi’s equity plans to reflect the Reverse Stock Split; and

•
the exercise, exchange or conversion price of all other outstanding securities that are exercisable or exchangeable for or convertible into shares of Class A Common Stock would be proportionately adjusted and the number of shares of Class A Common Stock issuable upon such exercise, exchange or conversion would be proportionately adjusted.

Fractional Shares.   If the Reverse Stock Split is effected, no fractional shares of Class A Common Stock or Class B Common Stock will be issued. In lieu thereof, (i) all fractional shares otherwise issuable to the holders of Class A Common Stock in the Reverse Stock Split shall be aggregated and sold by the Company’s transfer agent as soon as practicable after the effective time of the Reverse Stock Split on the basis of prevailing market prices of the Class A Common Stock at the time of sale, and (ii) all fractional shares of Class B Common Stock otherwise issuable to the holders of Class B Common Stock in the Reverse Stock Split shall be reclassified into the same number of fractional shares of Class A Common Stock and thereafter aggregated and sold by the Company’s transfer agent on the basis of prevailing market prices of the Class A Common Stock at the time of sale. After such sale, the net proceeds derived from the sale of fractional interests will be distributed to holders who would otherwise have been entitled to receive fractional shares of Class A Common Stock or Class B Common Stock pro rata based on the number of fractional shares that they would otherwise be entitled to receive. No interest will be paid to stockholders for the period of time between the effectiveness of the Reverse Stock Split and the date payment is received. The transfer agent will, in its sole discretion, without any influence by Angi, determine when, how, through which broker-dealers and at what price to sell the aggregated fractional shares. In the case of shares of Class A Common Stock held in street name, the applicable broker, bank or nominee will determine the process for dealing with any entitlements to fractional shares of Class A Common Stock, which may include allocation of fractional shares at the account level.

Effect on Exchange Act Reporting and Listing.   If the Reverse Stock Split is effected, Angi would continue to be subject to periodic reporting and other requirements of the Exchange Act, and the Class A Common Stock would continue to be listed on the Nasdaq under the symbol “ANGI.”
New CUSIP Number.   After the effective time of the Reverse Stock Split, shares of Class A Common Stock would have a new CUSIP number, which is a number used to identify Angi’s equity securities.
Effect on Preferred Stock.   The Reverse Stock Split would not affect the total authorized number of shares of preferred stock or the par value of the authorized shares of Angi’s preferred stock.
Effective Time of Reverse Stock Split.   The Reverse Stock Split, unless abandoned, would become effective upon the date determined by the Board and upon the filing of the Reverse Stock Split Amendment with the Secretary of State of the State of Delaware.
Anti-Takeover Effects of the Amendments and Other Provisions of the Charter and Bylaws and the DGCL
We are not aware of any attempt to take control of the Company and the Amendments are not intended to be utilized as a type of anti-takeover device, but to protect the Company and its long-term prospects when it ceases to qualify as a “controlled company” under Nasdaq listing rules upon the completion of the Distribution. However, certain provisions of the DGCL and the Organizational Documents, including the Amendments, as summarized below, may be deemed to have an anti-takeover effect and may delay, deter or prevent a tender offer or takeover attempt that a stockholder might consider to be in such stockholder’s best interests, including attempts that might result in a premium being paid over the market price for the shares held by Angi stockholders. The Amendments could make the accomplishment of a given transaction more difficult even if it may be favorable to the interests of stockholders and may have the effect of limiting stockholder participation in certain transactions such as mergers or tender offers, whether or not such transactions are favored by incumbent management.
Multi-Class Stock Structure
Each share of Class B Common Stock has ten votes per share, while each share of Class A Common Stock (the only class of Angi capital stock that is publicly traded) has one vote per share. Except as provided in the Charter or by the DGCL, the holders of Class A Common Stock and the holders of Class B Common Stock vote on all matters (including the election of directors) together as one class. The Class C common stock, par value $0.001 per share, of the Company (the “Class C Common Stock”), of which no shares are currently outstanding, does not have any voting rights. While no shares of Class B Common Stock will be outstanding upon completion of the Distribution and Angi does not currently expect to issue any shares of Class B Common Stock thereafter, if shares of Class B Common Stock were to be subsequently issued, the holder could acquire concentrated control of the voting power of Angi capital stock, which could discourage others from initiating any potential merger, takeover or other change of control transaction that other stockholders may view as beneficial.
Preferred Stock
Pursuant to the Charter, the Board may, by resolution, designate the powers, preferences, rights and qualifications, limitations and restrictions of the shares of preferred stock (and without further stockholder approval, subject to any limitation imposed by the Nasdaq rules). The rights, preferences and privileges of such preferred stock may be superior to, and may adversely affect, the rights of the Company’s common stock, and the issuance of preferred stock may have the effect of delaying, deferring, or preventing a change in control of the Company without further action by our stockholders. Each series will consist of that number of shares as will be fixed by the Board and stated and expressed in the resolution providing for the issuance of the preferred stock of the series.
Classified Board
Pursuant to the Distribution Amendments, if they become effective, the Board will be divided into classes until 2032. Before the Board is declassified, it would take at least two annual meetings of Angi’s stockholders to occur for any individual or group to gain control of the Board. Accordingly, while the Board is divided into classes, these provisions could discourage a third party from initiating a proxy contest, making a tender offer or otherwise attempting to control Angi.
Reverse Stock Split
The Reverse Stock Split Amendment provides for a reverse stock split of the shares of Class A Common Stock and Class B Common Stock at a ratio of one-for-ten. If the Reverse Stock Split is effected, the share price of the Class A Common Stock could increase, deterring acquirors from pursuing a stake in the Company. In addition, the number of authorized shares of the Class A Common Stock and Class B Common Stock will not be changed by the Reverse Stock Split, and therefore the Reverse Stock Split will reduce the proportion of shares owned by Angi stockholders relative to the number of shares authorized for issuance, resulting in an effective increase in the relative number of authorized shares of Class A Common Stock or Class B Common Stock available for issuance in the discretion of the Board. See “— Authorized but Unissued Shares” below.
Director Removal and Vacancies
If the Distribution Amendments become effective, then under the DGCL, for so long as the Board is classified, Angi stockholders may remove directors only for cause.
The DGCL provides that board vacancies and newly created directorships may be filled by a majority of the directors then in office (even though less than a quorum) or by a sole remaining director unless: (a) otherwise provided in the certificate of incorporation or bylaws of the corporation or (b) the certificate of incorporation directs that a particular class of stock is to elect such director, in which case a majority of the other directors elected by such class, or a sole remaining director elected by such class, will fill such vacancy. In connection with, and subject to the completion of, the Distribution, the Board has determined it is in the best interests of the Company and its stockholders to amend the Bylaws and Charter to provide that vacancies and newly created directorships may be filled only by the vote of a majority of the remaining directors elected by the stockholders who vote on such directorship (even if less than a quorum). The Board has approved the proposed amendment to the Bylaws, subject to the completion of the Distribution, and no stockholder vote is required to approve such amendment.
No Cumulative Voting
Under the DGCL, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. The Charter does not provide for cumulative voting.
Elimination of Shareholder Action by Written Consent
The Distribution Amendments provide that stockholders may not act by written consent without a meeting. If the Distribution Amendments become effective, all future stockholder action therefore would need to take place at an annual meeting or a special meeting of Angi’s stockholders duly noticed and called in accordance with the DGCL.
Amending the Certificate of Incorporation and Bylaws
Under the DGCL, a certificate of incorporation may be amended if: (a) the board of directors adopts a resolution setting forth the proposed amendment, declares the advisability of the amendment and directs that it be submitted to a vote at a meeting of stockholders (except that, unless required by the certificate of incorporation, no meeting or vote of stockholders is required to adopt an amendment for certain specified changes) and (b) the holders of a majority of shares of stock entitled to vote on the matter approve the amendment, unless the certificate of incorporation requires the vote of a greater number of shares. If a class vote on the amendment is required by the DGCL, or by the certificate of incorporation, approval by a majority of the outstanding shares of stock of the class is required, unless a greater proportion is specified in the certificate of incorporation or by other provisions of the DGCL. The Charter provides that Angi reserves the right to amend, alter, change or repeal any provision contained in such Charter, as prescribed by the DGCL.

Under the DGCL, the board of directors may adopt, amend or repeal a corporation’s bylaws if so authorized in the certificate of incorporation. The stockholders of a Delaware corporation also have the power to adopt, amend or repeal bylaws.
The Charter and the Bylaws allow the Board to adopt, amend or repeal the Bylaws by the vote of a majority of all directors.
Special Meetings of Stockholders
The Bylaws provide that only the Chairman of the Board or a majority of the Board may call a special meeting of stockholders. Angi stockholders do not have the ability to do so.
Advance Notice Requirements
The Bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of stockholders, including proposed nominations of candidates for election to the Board. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of the meeting or brought before the meeting by or at the direction of the Board, or by a stockholder of record on the record date for the meeting who is entitled to vote at the meeting and who has delivered timely written notice in proper form to the Company’s secretary of the stockholder’s intention to bring such business before the meeting.
Authorized but Unissued Shares
Under the DGCL, Delaware companies are permitted to authorize shares that may be issued in the future. A substantial number of unissued shares of Class A Common Stock, Class B Common Stock and Class C Common Stock and preferred stock are available for future issuances by the Board without stockholder approval, subject to any limitations imposed by the Nasdaq rules. Issuances of these shares could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of any authorized but unissued and unreserved shares of Class A Common Stock, Class B Common Stock and Class C Common Stock and preferred stock could render more difficult or discourage an attempt to obtain control of the Company by means of a proxy contest, tender offer, merger or otherwise.
Delaware Business Combination Law
Upon effectiveness of the Distribution Amendments (if the Distribution is completed), Angi will be subject to Section 203 of the DGCL. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the time the person became an interested stockholder, unless the “business combination” or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns or within three years prior to the determination of interested stockholder status, did own, 15% or more of a corporation’s voting stock. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by the Board, including discouraging attempts that might result in a premium over the market price for the shares of Class A Common Stock held by stockholders.
Exclusive Jurisdiction
The Bylaws provide that, unless Angi consents in writing to an alternative forum, a state court located within Delaware, or if no state court located within Delaware has jurisdiction, the federal district court for the District of Delaware, shall be the exclusive forum for all of the following: (a) any derivative action or proceeding brought on our behalf, (b) any action asserting a claim for or based on breach of fiduciary duty owed by any current or former director or officer or other employee of Angi to Angi or to its stockholders, (c) any action asserting a claim against Angi or any of its current or former directors, officers or other employees pursuant to the DGCL, the Charter and the Bylaws, (d) any action asserting a claim relating to or involving us that is governed by the internal affairs doctrine or (e) any action asserting an “internal corporate claim,” as defined under the DGCL.
Limitation on Liability and Indemnification of Directors and Officers
Under the DGCL, subject to specified limitations in the case of derivative suits brought by a corporation’s stockholders in its name, a corporation may indemnify any person who is made or is threatened to be made a party to any action, suit or proceeding on account of being a director, officer, employee or agent of the corporation (or was serving at the request of the corporation in such capacity for another corporation, partnership, joint venture, trust or other enterprise) against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit or proceeding, provided that there is a determination that: (a) the individual acted in good faith and in a manner the individual reasonably believed to be in or not opposed to the best interest of the corporation and (b) in a criminal action or proceeding, the individual had no reasonable cause to believe his or her conduct was unlawful. Without court approval, however, no indemnification may be made in respect of any derivative action in which an individual is adjudged liable to the corporation, except to the extent the Delaware Court of Chancery or the court in which such action or suit was brought determines upon application that, despite the adjudication but in view of all the circumstances of the case, such person is fairly and reasonably entitled to be indemnified.
The DGCL requires indemnification of directors and certain officers for expenses (including attorneys’ fees) actually and reasonably relating to a successful defense on the merits or otherwise of a derivative or third-party action.
Under the DGCL, a corporation may advance expenses relating to the defense of any proceeding to directors and officers upon the receipt of an undertaking by or on behalf of the individual to repay such amount if it is ultimately determined that such person is not entitled to be indemnified.
The DGCL permits, and the Charter provides, directors and certain officers of the corporation are not personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as an officer or director, except for liability: (a) for any breach of the officer or director’s duty of loyalty to the corporation or its stockholders; (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (c) with respect to directors, for unlawful payments of dividends or unlawful stock repurchases or redemptions; (d) for any transaction from which the officer or director derived an improper personal benefit; or (e) of an officer in any action by or in the right of the corporation.
In addition, the Charter provides that Angi must indemnify its directors and officers to the fullest extent authorized by the DGCL. Under the Bylaws, Angi is also expressly required to advance certain expenses to its directors and officers and is permitted to carry directors’ and officers’ insurance providing indemnification for its directors and officers for some liabilities.
Waiver of Corporate Opportunity of IAC and Officers and Directors of IAC
The DGCL permits the adoption of a provision in a corporation’s certificate of incorporation renouncing any interests or expectancy of a corporation in, or in being offered an opportunity to participate in, specified business opportunities or specified classes or categories of business opportunities that are presented to the corporation or one or more of its officers, director or stockholders.
The Charter currently includes a “corporate opportunity” provision that renounces any of Angi’s interests or expectancy: (a) to participate in any business of IAC or (b) in any potential transaction or matter that may constitute a corporate opportunity for both (i) IAC and (ii) Angi. Under this provision, Angi further recognizes that: (x) any of its directors or officers who are also officers, directors, employees or other affiliates of IAC or its affiliates (except that Angi and its subsidiaries will not be deemed affiliates of IAC or its affiliates for purposes of this provision) and (y) IAC itself has no duty to offer or communicate information regarding such a corporate opportunity. The provision generally provides that neither IAC nor Angi officers or directors who are also officers or directors of Angi or its affiliates will be liable to Angi or its stockholders for breach of any fiduciary duty by reason of: (A) such person’s participation in any business on behalf of IAC or (B) the fact that any such person pursues or acquires any corporate opportunity for the account of IAC or its affiliates, directs or transfers such corporate opportunity to IAC or its affiliates, or does not communicate information regarding such corporate opportunity to Angi. This renunciation does not extend to corporate opportunities expressly offered to Angi officers or directors solely in their capacities as an officer and/or director of Angi.
The Distribution Amendments will not impact the “corporate opportunity” provision, however, the corporate opportunity provision will have no further force or effect at such time as (a) Angi and IAC are no longer affiliates of one another and (b) none of the directors and/or officers of IAC serve as directors and/or officers of Angi or its subsidiaries; provided, however, that any such termination shall not terminate the effect of such provisions with respect to any agreement, arrangement or other understanding between the Angi or any of its subsidiaries on the one hand, and IAC, on the other hand, that was entered into before such time or any transaction entered into in the performance of such agreement, arrangement or other understanding, whether entered into before or after such time.
Voting Securities and Principal Holders Thereof
As of the close of business on the Record Date, [•] shares of Class A Common Stock were issued and outstanding, and [•] shares of Class B Common Stock were issued and outstanding. Holders of Class A Common Stock are entitled to one vote per share on all matters to be voted upon by stockholders. Holders of Class B Common Stock are entitled to ten votes per share on all matters to be voted upon by stockholders. Under the Charter, except as required by the Charter or the DGCL, holders of Class A Common Stock and holders of Class B Common Stock vote on all matters at all times (including the election of directors of the Company) together as one class.
Under the Charter and the DGCL, the vote of a majority of the voting power of the outstanding shares of Common Stock as of the Record Date, voting as a single class, is required to approve the Amendments. A subsidiary of IAC, as the holder of an aggregate of [•] shares of Class A Common Stock and [•] shares of Class B Common Stock as of the Record Date, constituting a majority of the voting power of the outstanding shares of Common Stock, voting as a single class, acting by written consent in lieu of a meeting, approved the adoption of the Amendments, with the effectiveness of the Distribution Amendments subject to the completion of the Distribution and the effectiveness of the Reverse Stock Split Amendment subject to the Board’s determination to proceed with the Reverse Stock Split.
Stockholders Entitled to Receive Notice of Action by Written Consent
Under Section 228 of the DGCL and the Organizational Documents as currently in effect, any action that can be taken at an annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all of the shares entitled to vote thereon were present and voted. Prompt notice of any action so taken by written consent must be provided to all non-consenting holders of Common Stock who would have been entitled to notice of such meeting.
This Information Statement constitutes notice to our stockholders entitled thereto of the stockholder approval of the Amendments by less than unanimous written consent of our stockholders pursuant to Section 228(e) of the DGCL.
No Dissenters’ or Appraisal Rights
Stockholders are not entitled to dissenters’ rights of appraisal with respect to the Amendments.

FORWARD-LOOKING STATEMENTS
This Information Statement and other reports that we file with the SEC may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act, which are based on our management’s beliefs and assumptions and on information currently available to our management. All statements other than statements of historical fact are “forward-looking statements” for purposes of these provisions, including statements relating to the completion of the Distribution and the timing thereof, our future business, financial condition, results of operations and financial performance, our business prospects and strategy, trends and prospects in our industry and other similar matters, and any statement of assumptions underlying any of the foregoing. These statements may contain words such as “expects,” “anticipates,” “plans,” “believes,” “projects,” and words of similar meaning.
Actual outcomes may differ materially from these statements. The risks listed in this Information Statement, as well as any cautionary language in this Information Statement, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from any expectations we describe in our forward-looking statements. There may be other risks that we have not described that may adversely affect our business and financial condition. Except as required by law, we disclaim any obligation to update or revise any of the forward-looking statements contained in this Information Statement. We caution you not to rely upon any forward-looking statement as representing our views as of any date after the date of this Information Statement. You should carefully review the information and risk factors set forth in other reports and documents that we file from time to time with the SEC.
INTERESTS OF CERTAIN PARTIES IN THE MATTERS ACTED UPON
None of the directors or executive officers of the Company, or associate of any of the foregoing persons, have any direct or indirect substantial interest, by security holdings or otherwise, other than such person’s role as a director of the Company, resulting from the Amendments that is not shared by all other stockholders in accordance with their respective interests.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table presents, as of February 3, 2025, information relating to the beneficial ownership of Class A Common Stock and Class B Common Stock by: (1) each person known by Angi to own beneficially more than 5% of the outstanding shares of Class A Common Stock and Class B Common Stock, (2) each Angi director, (3) each Angi named executive officer and (4) all current directors and executive officers of Angi as a group. As of February 3, 2025, there were 81,126,774 and 417,010,647 shares of Class A Common Stock and Class B Common Stock, respectively, outstanding.
Unless otherwise indicated, the beneficial owners listed below may be contacted c/o Angi Inc., 3601 Walnut Street, Denver, Colorado 80205. For each listed person, the number of shares of Class A Common Stock and/or stock options held by such person and assumes the conversion of any shares of Class B Common Stock owned by such person and the vesting of any Angi stock options and/or restricted stock units that are scheduled to occur within sixty (60) days of February 3, 2025, but does not assume the conversion or vesting of any such securities owned by any other person. Shares of Class B Common Stock may, at the option of the holder, be converted on a one-for-one basis into shares of Class A Common Stock. The percentage of votes for all classes of Angi capital stock is based on one vote for each share of Class A Common Stock and ten votes for each share of Class B Common Stock.

	Class A Common Stock		Class B Common Stock		Percent of Votes
Name and Address of Beneficial Owner	# of Shares Owned	% of Class Owned	# of Shares Owned	% of Class Owned	(All Classes) %
IAC Inc. 555 West 18th Street New York, NY 10011	419,598,827(1)	84.2%	417,010,647(1)	100%	98.3%
Brown Advisory Incorporated 901 South Bond Street Suite 400 Baltimore, MD 21231	9,383,681(2)	11.6%	—	—	*
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	6,626,733(3)	8.2%	—	—	*
Pale Fire Capital SICAV a.s. Zatecka 55/14, Josefov, 110 00 Prague 1, Czech Republic	6,284,234(4)	7.7%	—	—	*
ArrowMark Colorado Holdings, LLC 100 Fillmore Street Suite 325 Denver, Colorado 80206	5,102,136(5)	6.3%	—	—	*
Angela R. Hicks Bowman	514,562(6)	*	—	—	*
Bailey Carson	149,467(7)	*	—	—	*
Thomas R. Evans	101,405(8)	*	—	—	*
David Fleischman	768,685(9)	*	—	—	*
Alesia J. Haas	85,620(14)	*	—	—	*
Christopher Halpin	—	—	—	—	—
Kendall Handler	—	—	—	—	—
Sandra Buchanan Hurse	—	—	—	—	—
Jeffrey W. Kip	1,617,331(10)	2.0%	—	—	*
Joseph Levin	5,008,600(14)	6.2%	—	—	*
Glenn Orchard	43,750(14)	*	—	—	*
Jeremy Philips	81,126(14)	*	—	—	*
Tom Pickett	35,765(14)	*	—	—	*
Andrew Russakoff	748,065(11)	*	—	—	*
Glenn H. Schiffman	18,584(14)	*	—	—	*
Kulesh Shanmugasundaram	626,009(12)	*	—	—	*
Shannon Shaw	562,545(13)	*	—	—	*
Mark Stein	—	—	—	—	*
Suzy Welch	149,084(14)	*	—	—	*
All current directors and executive officers as a group (19) persons	10,510,598	12.9%	—	—	*

*
The percentage of shares beneficially owned does not exceed 1% of the class or voting power (of all classes).

(1)
Includes (i) 2,588,180 shares of Class A Common Stock and (ii) 417,010,647 shares of Class B Common Stock, which are convertible on a one-for-one basis into shares of Class A Common Stock.

(2)
Based upon information regarding Angi holdings reported by way of Amendment No. 5 to a Schedule 13G filed by Brown Advisory Incorporated (“BAI”), Brown Investment Advisory & Trust Company (“BIATC”), and Brown Advisory LLC (“BALLC”) with the Securities and Exchange Commission (the “SEC”) on February 9, 2023. The Angi holdings disclosed in the table above are beneficially owned by investment companies and other managed accounts of subsidiaries of BAI (BIATC and BALLC), which may be deemed to beneficially own the reported Angi holdings because applicable investment advisory contracts provide them with voting and/or investment power over the shares. BAI, BIATC and BALLC have: (i) sole voting power over 8,087,362, 54,452 and 8,032,910, and (ii) shared dispositive power over 9,383,681, 54,452 and 9,329,229, shares of Class A Common Stock, respectively.

(3)
Based upon information regarding Angi holdings reported by way of Amendment No. 6 to a Schedule 13G filed by The Vanguard Group (“Vanguard”) with the SEC on February 14, 2024. Vanguard beneficially owns the Angi holdings disclosed in the table above in its capacity as an investment adviser and has shared voting power, sole dispositive power and shared dispositive power over 10,010, 6,542,594 and 84,139 shares of Class A Common Stock, respectively.

(4)
Based upon information regarding Angi holdings reported by way of a Schedule 13G filed with the SEC on August 29, 2024 by Pale Fire Capital SICAV a.s. (“PFC SICAV”), Pale Fire Capital SE (“Pale Fire Capital”), Dusan Senkypl and Jan Barta. Pale Fire Capital beneficially owns the Angi holdings disclosed in the table above in its capacity as an investment adviser and has shared voting power and shared dispositive power over all such holdings. Mr. Senkypl is a control person and Chairman of the board of Pale Fire Capital and may be deemed to beneficially own the shares of Class A Common Stock owned directly by PFC SICAV. Mr. Barta is a control person and Chairman of the supervisory board of Pale Fire Capital and may be deemed to beneficially own the shares of Class A Common Stock owned directly by PFC SICAV.

(5)
Based upon information regarding Angi holdings reported by way of a Schedule 13G filed with the SEC on February 14, 2024 by ArrowMark Colorado Holdings, LLC (“ArrowMark”). ArrowMark beneficially owns the Angi holdings disclosed in the table above in its capacity as an investment adviser and has shared voting power and shared dispositive power over all such holdings.

(6)
Consists of: (i) 234,562 shares of Class A Common Stock held directly by Ms. Hicks Bowman, (ii) 250,000 vested Angi stock options, and (iii) 30,000 vested restricted stock units.

(7)
Consists of: (i) 90,334 shares of Class A Common Stock held directly by Ms. Carson and (ii) 59,133 vested restricted stock units.

(8)
Consists of: (i) 87,959 shares of Class A Common Stock held directly by Mr. Evans and (ii) 13,446 vested Angi stock options.

(9)
Consists of: (i) 326,989 shares of Class A Common Stock held directly by Mr. Fleischman and (ii) 441,696 vested restricted stock units.

(10)
Consists of: (i) 917,331 shares of Class A Common Stock held directly by Mr. Kip and (ii) 700,000 vested restricted stock units.

(11)
Consists of: (i) 314,732 shares of Class A Common Stock held directly by Mr. Russakoff and (ii) 433,333 vested restricted stock units.

(12)
Consists of: (i) 131,481 shares of Class A Common Stock held directly by Mr. Shanmugasundaram and (ii) 494,528 vested restricted stock units.

(13)
Consists of: (i) 454,793 shares of Class A Common Stock held directly by Ms. Shaw and (ii) 107,752 vested restricted stock units.

(14)
Consists of shares of Class A Common Stock held directly.

HOUSEHOLDING
The SEC has adopted rules that permit companies and intermediaries (such as brokers) to send one Information Statement to any household at which two or more stockholders reside if they appear to be members of the same family or have given their written consent. This process, which is commonly referred to as “householding,” reduces the number of duplicate copies of materials stockholders receive and reduces printing and mailing costs. Only one Information Statement will be sent to stockholders eligible for householding unless contrary instructions have been provided. Once you have received notice that your broker or Angi will be householding your materials, householding will continue until you are notified otherwise. You may request a separate Information Statement by sending a written request to Angi Investor Relations, 3601 Walnut Street, Denver, Colorado 80205, by calling (303) 963-7200 or by e-mailing ir@angi.com. Upon request, we undertake to deliver such materials promptly.
If at any time: (a) you no longer wish to participate in householding and would prefer to receive a separate Information Statement or (b) you and another stockholder sharing the same address wish to participate in householding and prefer to receive one Information Statement, please notify your broker if you hold your shares in street name or Angi if you are a stockholder of record. You can notify us by sending a written request to Angi Investor Relations, 3601 Walnut Street, Denver, Colorado 80205, by calling (303) 963-7200 or by e-mailing ir@angi.com.
WHERE YOU CAN FIND MORE INFORMATION
We file our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements and other required information with the SEC. You may inspect and copy these reports and other information without charge at the SEC’s website. The address of this site is http://www.sec.gov. We will provide without charge to each person, including any beneficial owner, to whom this Information Statement is delivered, upon such person’s written or oral request, a copy of any or all documents referred to above. You may request copies of those documents from Angi Investor Relations, 3601 Walnut Street, Denver, Colorado 80205, by calling (303) 963-7200 or by e-mailing ir@angi.com. Our website and the information contained on our website are not a part of this Information Statement, and you should not rely on any such information. You should rely only on the information contained in this Information Statement.
February [•], 2025	By:	Order of the Board of Directors Joey Levin Chairman of the Board of Directors

EXHIBIT A — CERTIFICATE OF AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION (REVERSE STOCK SPLIT AMENDMENT)
CERTIFICATE OF AMENDMENT
OF
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
ANGI INC.
Pursuant to Section 242
of the General Corporation Law of the State of Delaware
Angi Inc., a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify that:
1.   The following new paragraph is added to the end of the first paragraph of Article IV of the Restated Certificate of Incorporation of the Corporation:
“Upon this Certificate of Amendment becoming effective pursuant to the General Corporation Law of the State of Delaware (the “ Split Effective Time”), (i) each 10 shares of Class A common stock issued and outstanding or held by the Corporation in treasury immediately prior to the Split Effective Time shall, automatically and without any action on the part of the respective holders thereof, be combined into 1 fully paid and nonassessable share of Class A common stock and (ii) each 10 shares of Class B common stock issued and outstanding or held by the Corporation in treasury immediately prior to the Split Effective Time shall, automatically and without any action on the part of the respective holders thereof, be combined and into 1 fully paid and nonassessable share of Class B common stock (collectively, the “Reverse Split”). There shall be no fractional shares of Class A common stock or Class B common stock issued in connection with the Reverse Split. In lieu thereof, (i) all fractional shares otherwise issuable to holders of record of Class A common stock in the Reverse Split shall be aggregated and sold as soon as practicable after the Split Effective Time on the basis of prevailing market prices of the Class A common stock at the time of sale, and (ii) all fractional shares of Class B common stock otherwise issuable to the holders of record of Class B common stock in the Reverse Split shall be reclassified into the same fractional share of Class A common stock and thereafter aggregated and sold on the basis of prevailing market prices of the Class A common stock at the time of sale. After such sale, the net proceeds derived from the sale of fractional interests will be distributed to holders of record who would otherwise have been entitled to receive fractional shares of Class A common stock or Class B common stock pro rata based on their fractional interests. From and after the Split Effective Time, each book-entry share or certificate, as applicable, representing Class A common stock or Class B common stock issued and outstanding immediately prior to the Split Effective Time shall thereafter represent the number of whole shares of Class A common stock or Class B common stock, as applicable into, which such shares have been reclassified at the Split Effective Time pursuant to Reverse Split. For purposes of determining fractional shares pursuant to the Reverse Split, holders of record shall mean registered holders and such other holders of Class A common stock as the Corporation determines to treat as holders of record for purposes of the Reverse Split.”
2.   The foregoing amendment to the Restated Certificate was duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.
[Signature Page Follows]

A-1

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment to the Amended and Restated Certificate of Incorporation on this [•] day of [•], 2025.
ANGI INC.
By:

Name:
Title:

A-2

EXHIBIT B — CERTIFICATE OF AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION (DISTRIBUTION AMENDMENTS)
CERTIFICATE OF AMENDMENT
OF
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
ANGI INC.
Pursuant to Section 242
of the General Corporation Law of the State of Delaware
Angi Inc., a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify that:
1.   Article XII of the Restated Certificate of Incorporation of the Corporation is hereby amended in its entirety as follows:
“ARTICLE XII
(A)   Except as otherwise provided for or fixed pursuant to the provisions of Article IV (including any certificate of designation with respect to any series of Preferred Stock), the total number of directors constituting the whole Board shall be determined from time to time exclusively by resolution adopted by the Board of Directors. The directors (other than those directors elected by the holders of any series of Preferred Stock, voting separately as a series or together with one or more other such series, as the case may be) shall be divided into three classes designated Class I, Class II and Class III. Class I directors shall initially serve for a term expiring at the 2025 annual meeting of stockholders, Class II directors shall initially serve for a term expiring at the 2026 annual meeting of stockholders and Class III directors shall initially serve for a term expiring at the 2027 annual meeting of stockholders. The Board of Directors is authorized to assign members of the Board already in office to their respective class. At each annual meeting of stockholders commencing with the 2025 annual meeting of stockholders, the directors of the class to be elected at each annual meeting of stockholders shall be elected for a three-year term; provided, however, that commencing with the 2030 annual meeting of stockholders, (i) the directors of the class to be elected at the 2030 annual meeting shall be elected for a term expiring at the next annual meeting of stockholders, and (ii) the directors of the classes to be elected at the 2031 annual meeting shall be elected for a term expiring at the next annual meeting of stockholders. Commencing with the 2032 annual meeting of stockholders, the Board of Directors shall no longer be classified and all directors shall thereafter be elected for a one-year term. Any director elected to fill a vacancy or newly created directorship resulting from an increase in the size of the Board shall hold office for a term that shall coincide with the term of the class into which the director is elected. Each director shall hold office until the annual meeting at which his or her term expires and until his or her successor shall be elected and qualified, or his or her earlier death, resignation, retirement, disqualification or removal from office, provided, however, that if no successor is being nominated for a director whose term is expiring at an annual meeting and the size of the Board of Directors is being reduced at such annual meeting, such director’s term shall end at such annual meeting and such director shall not hold over until a successor is elected and qualified.
(B)   Subject to the rights granted to the holders of any one or more series of Preferred Stock then outstanding, any newly-created directorship on the Board of Directors that results from an increase in the number of directors and any vacancy occurring in the Board of Directors shall be filled only by a majority of the directors then in office (other than directors elected by the holders of any series of Preferred Stock, by voting separately as a series or together with one or more series, as the case may be) (and not by stockholders), although less than a quorum, or by any such sole remaining director.”

2.   Article XIV of the Restated Certificate of Incorporation of the Corporation is hereby amended in its entirety as follows:
“ARTICLE XIV
Any action required or permitted to be taken at any annual or special meeting of stockholders may be taken only upon the vote of stockholders at an annual or special meeting duly noticed and called in accordance with the General Corporation Law of the State of Delaware, as amended from time to time, and this Article XIV and may not be taken by written consent of stockholders without a meeting.”
3.   The foregoing amendments to the Restated Certificate were duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.
[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment to the Amended and Restated Certificate of Incorporation on this [•] day of [•], 2025.
ANGI INC.
By:

Name:
Title: